Merriman Acquires Transaction Platform

SAN FRANCISCO – September 10, 2013 – Merriman Capital, Inc., a wholly owned subsidiary of Merriman Holdings, Inc. (OTCQX: MERR), today announced the acquisition of Distribution Networks LLC’s transaction platform to help facilitate its growing private placement business.

“Our Financial Entrepreneur Platform has reached critical mass with 33 bankers and research analysts. It’s important at this juncture to make sure the communications flow, document management and compliance functions are seamless among the growing number of users. Distribution Networks, founded by financial technology executive Bob Ward, provides us with a highly scalable platform for all of our sales people, their clients and the overall market,” said Jon Merriman, CEO of Merriman Holdings. “Bob’s wealth of contacts and deal flow will also be a significant asset to our team,” Merriman added. “He understands the transaction and advisory businesses as well as the technology side and is already adding value to the platform.”

Bob Ward, former COO of SunGard’s Global Trading Network, commented that, “As private placements continue to become such an important factor for the qualified investor, Merriman’s business structure and growing Financial Entrepreneur Platform, as well as the recent Regulation D guidance from the SEC, provides buyers and sellers with a great opportunity to access liquidity in a seamless, automated fashion.” Ward has been nominated to the board of directors of Merriman Holdings as part of the transaction.

“To more effectively service our entrepreneurs and their respective clients, we needed a rapid, efficient means to connect their networks. With the shift from predominately institutional investors to a mix of family office and institutional, our new transaction platform will allow for efficient evaluation of deals that meet the criteria set forth by the qualified investors,” said Will Febbo, who oversees Merriman’s Financial Entrepreneur Platform. “We anticipate the platform going live in Q4 2013.”

About Merriman Capital, Inc.

Merriman Capital, Inc. is a corporate advisory-focused registered investment bank that provides equity and options execution services, market making, and differentiated research for high growth companies. The firm also provides capital formation, advisory, and M&A services. Merriman Capital, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. and is the leading investment banking firm for unique high-growth companies. For more information, please go to http://www.merrimanco.com.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

About Distribution Networks, LLC

Distribution Networks LLC is an innovative platform that matches private placement investments and qualified investors based on investment preferences and sectors of interest. Distribution Networks LLC provides asset sponsors with reliable, accelerated access to capital, and offers investors screened investments where they can review and conduct due diligence drastically reducing the expense associated with the private placement process.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K-A filed on April 30, 2013 and the Form 10-Q filed on August 14, 2013. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K-A filed on April 30, 2013 and the Form 10-Q filed on August 14, 2013, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

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At Merriman:

Will Febbo

Chief Operating Officer

Merriman Capital, Inc.

(415) 248-5603

Howard Bernstein

Chief Compliance Officer

Merriman Capital, Inc.

(415) 262-1377